Exhibit (a)(5)(iii)

VERSO CORPORATION

8540 GANDER CREEK DRIVE

MIAMISBURG, OHIO 45342

May 13, 2021

Computershare Inc.

Attn: Voluntary Corporate Actions

150 Royall Street

Canton, MA 02021

Re:    Notice of Pro Rata Repurchase Offer Pursuant to Section 7.2 of the Warrant Agreement

Ladies and Gentlemen:

This notice is being provided pursuant to Section 7.2 of the Warrant Agreement, dated as of July 15, 2016 (the “Warrant Agreement”), by and among Verso Corporation, a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company N.A., a federally chartered trust company, together acting as warrant agent (together with their respective successors and assigns, the “Warrant Agent”). The Warrant Agreement relates to an aggregate of 1.8 million of the Company’s outstanding warrants (each a “Warrant” and collectively, the “Warrants”). Each Warrant entitles the Holder with the right to purchase from the Company one share (the “Warrant Exercise Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”) at an exercise price of $21.34 per share (the “Exercise Price”).

The Company hereby notifies you, in your capacity as Warrant Agent and pursuant to Section 7.2 of the Warrant Agreement that it commenced a Pro Rata Repurchase Offer (as defined in the Warrant Agreement) on the date hereof for Common Stock having an aggregate purchase price of up to $55 million and for which adjustment of the number of Warrant Exercise Shares and the Exercise Price may be required pursuant to Section 5.4 and Section 5.7 of the Warrant Agreement, respectively. The Pro Rata Repurchase Offer will expire at 12:00 midnight, New York City time, on Thursday, June 10, 2021, unless the Pro Rata Repurchase Offer is extended or terminated. Upon completion of the Pro Rata Repurchase Offer, the Company will notify you of any adjustment of the number of Warrant Exercise Shares and the Exercise Price as required pursuant to Section 5.4 and Section 5.7 of the Warrant Agreement, respectively.

You, as Warrant Agent, are hereby requested and directed to deliver written notice as promptly as practicable and in no event later than Monday, May 31, 2021 to each Holder (as defined in the Warrant Agreement) of the commencement of the Pro Rata Repurchase Offer in substantially the form attached as Annex A hereto.

Should you have any questions, please contact Tim Nusbaum at timothy.nusbaum@versoco.com or (937) 242-9196.

[Remainder of Page Left Intentionally Blank]

Very truly yours,

VERSO CORPORATION

By:	/s/ Allen Campbell
	Name:	Allen Campbell
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Notice to Warrant Agent]

Annex A

Notice to Holders

(See Attached)

VERSO CORPORATION

8540 GANDER CREEK DRIVE

MIAMISBURG, OHIO 45342

[                    ], 2021

[Name of Warrant Holder]

[Address Line 1]

[City, State, Zip]

Notice of Pro Rata Repurchase Offer

Dear Warrant Holder:

This notice is provided pursuant to Section 7.2 of the Warrant Agreement, dated as of July 15, 2016 (the “Warrant Agreement”), by and among Verso Corporation, a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company N.A., a federally chartered trust company, together acting as warrant agent. The Warrant Agreement relates to an aggregate of 1.8 million of the Company’s outstanding warrants (each a “Warrant” and collectively, the “Warrants”). Each Warrant entitles the Holder with the right to purchase from the Company one share (the “Warrant Exercise Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”) at an exercise price of $21.34 per share (the “Exercise Price”).

This letter provides notice that the Company commenced a Pro Rata Repurchase Offer on May 13, 2021 for Common Stock having an aggregate purchase price of up to $55 million and for which adjustment of the number of Warrant Exercise Shares and the Exercise Price may be required pursuant to Section 5.4 and Section 5.7 of the Warrant Agreement, respectively. The Pro Rata Repurchase Offer will expire at 12:00 midnight, New York City time, on Thursday, June 10, 2021, unless the Pro Rata Repurchase Offer is extended or terminated. Upon completion of the Pro Rata Repurchase Offer, you will be notified of any adjustment of the number of Warrant Exercise Shares and the Exercise Price as required pursuant to Section 5.4 and Section 5.7 of the Warrant Agreement, respectively.

Should you have any questions, please contact Tim Nusbaum at timothy.nusbaum@versoco.com or (937) 242-9196.

Very truly yours,

/s/ Allen Campbell
Allen Campbell
Senior Vice President and Chief Financial Officer